AMENDMENT NO. 1 TO
GREEN BALLAST, INC.
8% SENIOR SECURED NOTE

THIS AMENDMENT, dated as of August 29, 2011 (the “Amendment”), to the 8% Senior Secured Note, dated as of April 15, 2011 (the “GBL Note”), by Green Ballast, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company issued the GBL Note to Green Ballast LLC, a Tennessee limited liability company (the “Holder”) on April 15, 2011;

WHEREAS, the Company and the Holder acknowledge that the date of August 1, 2011, set forth in Section 6(a)(ix) of the GBL Note, was transcribed in error and the actual intent and agreement of the parties was that the date in said section be September 1, 2011; and

WHEREAS, the Company and the Holder desire to enter into this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Company and the Holder agree as follows:

1.            Section 6(a)(vi) of the GBL Note is hereby amended by deleting Section 6(a)(vi) in its entirety and replacing it with the following:

vi.           if at any time after December 1, 2011, the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days, or the Company fails to use its best efforts to cause the Common Stock to be listed or quoted on a Trading Market after December 1, 2011; provided however, that in the event the Company (i) files an S-1 to register for resale the Holder’s Common Stock (including the Conversion Shares issuable upon conversion thereof) and (ii) reasonably diligently responds to comments from the Commission or otherwise uses its best efforts to seek effectiveness of the S-1, the Company shall not be deemed to be in default or breach of this Note if the Commission fails to declare the S-1 effective by December 1, 2011, thereby causing to delay or prevent the Common Stock from becoming eligible for listing or quotation for trading on a Trading Market;

2.           Section 6(a)(viii) of the GBL Note is hereby amended by deleting Section 6(a)(viii) in its entirety and replacing it with the following:

viii.           if at any time after December 1, 2011, the Company (a) is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or (b) has failed to file all reports required to be filed thereunder during the then preceding 12 months (or such shorter period that the Company was required to file such reports); provided however, that in the event the Company (i) files an S-1 to register for resale the Holder’s Common Stock (including the Conversion Shares issuable upon conversion thereof) and (ii) reasonably diligently responds to comments from the Commission or otherwise uses its best efforts to seek effectiveness of the S-1, the Company shall not be deemed to be in default or breach of this Note if the Commission fails to declare the S-1 effective by December 1, 2011, thereby causing to delay or prevent the Company from becoming subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

Green Ballast - Amendment to GBL Note

3.           Section 6(a)(ix) of the GBL Note is hereby amended by deleting Section 6(a)(ix) in its entirety and replacing it with the following:

ix.           if the Company shall have failed to file a Form S-1 with the Commission to register for resale up to one-third of the Holder’s Common Stock under the Securities Act by November 1, 2011 (or thereafter fails to reasonably diligently respond to all Commission comments or otherwise use its best efforts to cause the Common Stock to be and remain registered under the Exchange Act);

4.           Except to the extent amended hereby, the GBL Note shall remain in full force and effect.

5.           All capitalized terms used herein, and not otherwise defined herein, have the respective meanings given to such terms in the GBL Note.

6.           This Amendment may be executed in any number of counterparts, each of which shall constitute an original document.  Electronic signatures, whether by fax, e-mail, or other electronic means, shall be treated as original signatures.

[Signature page to follow.]

Green Ballast - Amendment to GBL Note

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed the day and year first set forth above.

COMPANY:

GREEN BALLAST, INC.

By:	/s/ Kevin Adams
Name:	Kevin Adams
Title:	Chief Executive Officer

HOLDER:

GREEN BALLAST LLC

By:	/s/ Kevin Adams
Name:	Kevin Adams
Title:	Chief Executive Officer

Green Ballast - Amendment to GBL Note